Exhibit 10.28
CHICO’S FAS, INC.
2002 OMNIBUS STOCK AND INCENTIVE PLAN
PERFORMANCE AWARD AGREEMENT
FOR RESTRICTED STOCK UNITS
Capitalized terms not defined herein have the meaning given such terms in the
Amended Chico’s FAS, Inc. 2002 Omnibus Stock and Incentive Plan.
     This Performance Award Agreement (the “Agreement”) is dated as of                      (the “Grant Date”), and is entered into between Chico’s FAS, Inc., a Florida corporation (the “Company”), and                      (the “Employee”).
     WHEREAS, the Compensation Committee of the Board of Directors of the Company (the “Committee”) is authorized to make grants of Performance Awards under the Company’s 2002 Omnibus Stock and Incentive Plan, as amended (the “Plan”);
     WHEREAS, on                      the Committee approved this Performance Award grant, pursuant to the Plan, to the Employee on the Grant Date provided that the Employee continued to be employed as an employee of the Company on the Grant Date;
     WHEREAS, the Committee determined and established the performance measures and goals that must be achieved in order for the Employee to earn and vest in the Performance Award;
     WHEREAS, the Committee intends the Performance Award to be “performance-based compensation” as such term is used in Section 162(m) of the Internal Revenue Code of 1986, as amended;
     NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises set forth below, the parties hereto agree as follows:
     1. Grant of Performance-Based Restricted Stock Units. The Company hereby sets forth the right for the Employee to receive a target of                      Restricted Stock Units (the “Target”) at the end of the defined Restriction Period set forth in Paragraph 5, with the earn-out opportunity to receive Restricted Stock Units equal to 0% — 100% of the Target (the “Performance Award”), subject to the achievement of the Performance Goals set forth in Paragraph 2. Upon the completion of the Restriction Period and the achievement of the Performance Goals, each earned and vested Restricted Stock Unit shall entitle the Employee to receive one share of Common Stock of the Company. This award is subject to the conditions described in this Performance Award Agreement. The Performance Award is offered pursuant to and to implement in part the Chico’s FAS, Inc. 2002 Omnibus Stock and Incentive Plan (as amended and in effect from time to time, the “Plan”) and is subject to the provisions of the Plan, which is hereby incorporated herein and is made a part hereof, as well as the provisions of this Performance Award Agreement. The Employee agrees to be bound by all of the terms, provisions, conditions and limitations of the Plan and this Performance Award

Agreement. All capitalized terms have the meanings set forth in the Plan unless otherwise specifically provided in this Performance Award Agreement. All references to specified paragraphs pertain to paragraphs of this Performance Award Agreement unless otherwise specifically provided.
     2. Performance Goals. The Employee’s right to receive the Performance Award is subject to (a) the vesting provisions set forth in Paragraph 5 and (b) the achievement of the following Performance Goals, with linear interpolation of payout between threshold and maximum:
Performance Award Earnout Schedule

	2011 EPS		% of Performance
	Achieved*		Award Earned
Target/Maximum		$1.00	100%
		$.99	92.5%
		$.98	85.0%
		$.97	77.5%
		$.96	70.0%
		$.95	62.5%
		$.94	55.0%
		$.93	47.5%
		$.92	40.0%
		$.91	32.5%
Threshold		$.90.	25.0%
	< $	.90	0%

*	EPS = Earnings Per Diluted Share for FY 2011.
     3. No Transfer of Unvested Restricted Stock Units. During the period that any Restricted Stock Units underlying the Performance Award are unvested as set forth in Paragraphs 4, 5 and 6, the Employee shall have no rights to or with respect to such Restricted Stock Units, and such unvested Restricted Stock Units shall not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, other than by will, the laws of descent and distribution or by qualified domestic relations order. No right or benefit hereunder shall in any manner be liable for or subject to any debts, contracts, liabilities, or torts of the Employee.
     4. Risk of Forfeiture. Subject to Paragraphs 6, should the Employee’s employment (defined below) with Company and each subsidiary (as the term “subsidiary” is defined in the Plan) terminate prior to the end of the Restriction Period set forth in Paragraph 5, the Employee shall forfeit the right to receive the Performance Award that would otherwise have vested at the end of the Restriction Period.

     5. Vesting. Subject to Paragraph 6, if the Performance Goals set forth in Paragraph 2 are achieved, the Employee shall thereafter become 100% vested in the Performance Award earned pursuant to Paragraph 2, on (two years from grant date), which is the last day of the Restriction Period.
     6. Termination of Service; Change in Control. Voluntary or involuntary termination of service as an Employee, retirement, death or disability of the Employee, or occurrence of a Change in Control, shall affect the Employee’s rights under this Performance Award Agreement as follows:
          a. Voluntary Termination or Termination for Cause. If, other than as specified below, the Employee voluntarily terminates service as an Employee of the Company or if the Employee’s position as an employee of the Company is terminated by the Company for cause prior to the last day of the Restriction Period, then the Employee shall forfeit the right to receive all Restricted Stock Units of the Performance Award. Cause shall mean any occurrence of the following:
i.	Conviction of , or entering a plea of no contest to, any felony;

ii.	Conviction of, or entering a plea of no contest to, any crime related to your employment by the company, but specifically excluding traffic offenses;

iii.	Your continued willful neglect of, refusal to perform, or gross negligence concerning, your duties, or engaging in willful misconduct in the performance of your duties, which has a material adverse affect on the company

iv.	Your willful failure to take actions that are permitted by law and necessary to implement the policies of the company as communicated to you;

v.	Your material breach of the terms of the award agreement, or;

vi.	Drug or alcohol abuse by you, but only to the extent that such abuse has an obvious and material adverse affect on the company or on the performance of your duties and responsibilities as an employee in your position with the company
          b. Involuntary Termination Without Cause. If the Employee’s position as an employee of the Company is terminated by the Company without Cause prior to the last day of the Restriction Period, then Employee shall forfeit the right to receive all Restricted Stock Units of the Performance Award. The Committee shall retain the authority to accelerate time-vesting of all or a portion of the Award in its discretion, provided, however, in such event, the related Performance Goals must still be achieved.
          c. Change in Control. If a Change in Control shall occur following the achievement of the Performance Goals, but prior to the last day of the Restriction Period, the Performance Award earned pursuant to Paragraph 2 shall remain subject to vesting provisions contained herein for the remainder of the Restriction Period. If a

Change in Control shall occur prior to the achievement of the Performance Goals, the Performance Award shall be converted into time-vesting Restricted Stock Units at 100% of the target level and pro-rated. Such converted Restricted Stock Units to remain subject to the vesting provisions contained herein for the remainder of the Restriction Period. Such Restricted Stock Units shall immediately become fully vested if either (1) the successor company does not assume, convert, continue or otherwise replace the Restricted Stock Units on proportionate and equitable terms or (2) the Employee is terminated without Cause within twelve (12) months following the Change in Control.
          d. Death or Disability. If the Employee’s position as an employee of the Company is terminated by death or Disability prior to the last day of the Restriction Period, then the Performance Award earned pursuant to Paragraph 2 shall immediately become fully vested, payout of the award shall be based on actual performance results and the earned Restricted Stock Units shall be converted to common shares at the same time as such awards are converted for continuing employees. Disability for purposes herein shall mean the Employee’s inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which can be expected to last for a continuous period of not less than 12 months.
          e. Definition of Employment. For purposes of this Performance Award Agreement, “employment” means employment by the Company or a subsidiary. In this regard, neither the transfer of the Employee from employment by the Company to employment by a subsidiary nor the transfer of the Employee from employment by a subsidiary to employment by the Company nor the transfer of the Employee from employment by a subsidiary to employment by another subsidiary shall be deemed to be a termination of employment of the Employee. Moreover, the employment of the Employee shall not be deemed to have been terminated because of absence from active employment on account of temporary illness or during authorized vacation or during temporary leaves of absence from active employment granted by the Company or a subsidiary for reasons of professional advancement, education, health, or government service, or during military leave for any period if the Employee returns to active employment within 90 days after the termination of military leave, or during any period required to be treated as a leave of absence by virtue of any valid law or agreement. The Plan Administrator’s determination in good faith regarding whether a termination of employment of any type or disability has occurred shall be conclusive and determinative.
     7. Ownership Rights. The Employee is not entitled to any voting and ownership rights applicable to the Performance Award, including the right to receive any dividends that may be paid on Performance Award, prior to becoming vested in the Performance Award. (Information on Chico’s stock, Annual Reports, and other relevant information may be found under the Investor Relations Sections of the Chico’s website: Chicos.com)
     8. Reorganization of Company and Subsidiaries. The existence of this Performance Award Agreement shall not affect in any way the right or power of the

Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Performance Award or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.
     9. Adjustment of Shares. In the event of stock dividends, spin-offs of assets or other extraordinary dividends, stock splits, combinations of shares, recapitalizations, mergers, consolidations, reorganizations, liquidations, issuances of rights or warrants and similar transactions or events involving the Company (“Recapitalization Events”), then for all purposes references herein to Common Stock or to Performance Award shall mean and include all securities or other property (other than cash) that holders of Common Stock of the Company are entitled to receive in respect of Common Stock by reason of each successive Recapitalization Event, which securities or other property (other than cash) shall be treated in the same manner and shall be subject to the same restrictions as the underlying Performance Award.
     10. Certain Restrictions. By accepting the Performance Award, the Employee agrees that if at the time of delivery of certificates for shares of Performance Award issued hereunder any sale of such shares is not covered by an effective registration statement filed under the Securities Act of 1933 (the “Act”), the Employee will acquire the Performance Award for the Employee’s own account and without a view to resale or distribution in violation of the Act or any other securities law, and upon any such acquisition the Employee will enter into such written representations, warranties and agreements as the Company may reasonably request in order to comply with the Act or any other securities law or with this Performance Award Agreement.
     11. Amendment and Termination. No amendment or termination of this Performance Award Agreement which would impair the rights of the Employee shall be made by the Board, the Committee or the Plan Administrator at any time without the written consent of the Employee. No amendment or termination of the Plan will adversely affect the right, title and interest of the Employee under this Performance Award Agreement or to Performance Award granted hereunder without the written consent of the Employee.
     12. No Guarantee of Employment. This Performance Award Agreement shall not confer upon the Employee any right with respect to continuance of employment or other service with the Company or any subsidiary, nor shall it interfere in any way with any right the Company or any subsidiary would otherwise have to terminate such Employee’s employment or other service at any time.
     13. Withholding of Taxes. The Company shall have the right to (i) make deductions from the number of shares of Performance Award otherwise deliverable upon satisfaction of the conditions precedent under this Performance Award Agreement (and other amounts payable under this Performance Award Agreement) in an amount sufficient to satisfy withholding of any federal, state or local taxes required by law, or (ii) take such other action as may be necessary or appropriate to satisfy any such tax withholding obligations.
     14. No Guarantee of Tax Consequences. Neither the Company nor any subsidiary nor the Plan Administrator makes any commitment or guarantee that any federal or state tax treatment will apply or be available to any person eligible for benefits under this Performance Award Agreement.
     15. Severability. In the event that any provision of this Performance Award Agreement shall be held illegal, invalid, or unenforceable for any reason, such provision shall be fully severable, but shall not affect the remaining provisions of this Performance Award Agreement and this Performance Award Agreement shall be construed and enforced as if the illegal, invalid, or unenforceable provision had never been included herein.
     16. Governing Law. The Performance Award Agreement shall be construed in accordance with the laws of the State of Florida to the extent federal law does not supersede and preempt Florida law.
     17. Miscellaneous Provisions.
          (a) Not a Part of Salary. The grant of an Award under the Plan is not intended to be a part of the salary of the Employee.
          (b) Conflicts With Any Employment Agreement. If the Employee has an employment agreement with the Company or any of its subsidiaries which contains different or additional provisions relating to vesting of Performance Award awards, or otherwise conflicts with the terms of this Performance Award Agreement, the provisions of the employment agreement shall govern.
          (c) Electronic Delivery and Signatures. The Employee hereby consents and agrees to electronic delivery of any Plan documents, proxy materials, annual reports and other related documents including by way of the Investor Relations section of the Company’s website, at Chicos.com. If the Company establishes procedures for an electronic signature system for delivery and acceptance of Plan documents (including documents relating to any programs adopted under the Plan), the Employee hereby consents to such procedures and agrees that his or her electronic signature is the same as, and shall have the same force and effect as, his or her manual signature. The Employee consents and agrees that any such procedures and delivery may be effected by a third party engaged by the Company to provide administrative services related to the Plan, including any program adopted under the Plan.